For Immediate Release

Contact: Hannah Burns              (212) 272-2395
         Rebecca Haas              (212) 272-8188


                         THE BEAR STEARNS COMPANIES INC.
                         REPORTS THIRD QUARTER RESULTS;
                             DECLARES CASH DIVIDENDS
                     Diluted EPS $1.32, up 10.9% from $1.19

NEW YORK -September 14, 2000 -- The Bear Stearns Companies Inc. (NYSE:BSC) today announced earnings for the company's third fiscal quarter ended August 25, 2000.

         Earnings per diluted share was $1.32, up 10.9% from $1.19 per share for the same period a year ago. Net income for the third quarter of fiscal year 2000 was $181.4 million, down 5.7% from $192.3 million for the comparable period a year ago.

         Revenues, net of interest expense, for the quarter ended August 25, 2000 were $1.3 billion, an increase of 6.3% from $1.2 billion for the comparable period a year ago. The annualized after-tax return on common stockholders' equity for the quarter ended August 25, 2000 was 18.8%. For the trailing 12-month period ended August 25, 2000, after-tax return on common stockholders' equity was 19.5%.

         Commenting on the quarter, James E. Cayne, president and chief executive officer, said, "The results for the quarter were quite solid and were driven predominantly by very strong performances from our equity businesses, which offset a weak operating environment for our fixed income and investment banking franchises. Institutional equities, together with Private Client Services and Global Clearing, benefited from favorable market conditions and strong customer order flow. The results were further boosted by the continued growth of our derivatives business, which performed exceptionally well during the quarter. This franchise continues to grow and we are very optimistic about its future prospects."

         "The build-out of our European capital markets businesses continues. We have added 100 professionals in London since January on top of approximately 600 people already in place. Most recently, we announced that Michel Peretie is joining the firm as head of European and Asian fixed income, and Olivier
Favre-Gilly is joining as head of European equity capital markets. The significant additions we have made in Europe, in a relatively short time, provide evidence of the opportunities to hire talented professionals in the midst of on-going industry consolidation. Our London operation continues to be solidly profitable as we work to integrate our recent additions."


Other notable events during the quarter included the completion of the Warner-Lambert/American Home Products advisory assignment and the $7.5 billion Global Landmark Securities(TM) (GlobLS(TM)) offering for Ford Motor Company for which the firm served as joint-bookrunning manager. The company also issued $600 million, 7-year corporate debt that represented the first internet-based auction for corporate debt securities. Successfully executed on the firm's proprietary Dutch Auction internet Syndication System(SM) (DAiSS(SM)), the transaction achieved a substantial book of interest and, consequently, the company realized economic terms that were highly attractive. Additionally, the company completed the $800 million purchase of United Companies Financial Corporation, representing one of the largest acquisitions of sub-performing and non-performing mortgage assets in history.


         A summary of selected components of the results of operations for the third quarter ended August 25, 2000, compared to the prior year period, follows:

o Commission revenues were $262.0 million, up 9.8%, driven by higher levels of investor activity across the board in private client services, institutional and global clearance activities.
o Principal transactions revenues were up 6.4% to $528.2 million, primarily attributable to a record quarter for our derivatives business. Growth in derivative revenues, together with increased revenues from our domestic and international equities activities more than offset the reduced results from our fixed income activities, which were down due to difficult market conditions.
o Investment banking revenues were $236.9 million, down 11.0%, resulting from a weaker equity and fixed income capital markets environment. The decline in underwriting revenues was partially offset by increased revenues from our merchant banking activities. Merchant banking revenues increased to $34.3 million from $7.6 million in the prior year.
o Net interest revenues were $209.1 million, an increase of 26.7%, driven by interest earned on significantly higher interest bearing balances during the quarter. For the quarter ended August 25, 2000 margin balances averaged $56.4 billion, up from $43.1 billion in the 1999 period. In addition, average stock borrow balances were $50.7 billion and average customer shorts were $70.7 billion, up from $45.0 billion and $63.1 billion, respectively, in the 1999 period.
o Other income was up 20.4% to $35.2 million from $29.3 million, reflecting increased asset management revenues from the company's mutual fund and alternative investment products. As of August 25, 2000, assets under management stood at $16.4 billion, up 37.8% from $11.9 billion last year, and assets from alternative investment products grew 40.3% to $2.6 billion under management at the end of the quarter from $1.9 billion a year ago.
o Compensation as a percentage of net revenues was 52.2%, versus 50.4% for the three-month periods ended August 25, 2000 and August 27, 1999, respectively. Due to the change in the company's fiscal year-end from June 30 to November 30, the company's compensation period will cover the 17-month period ending November 30, 2000. Compensation as a percentage of net revenues for the 14-month period ended August 25, 2000 was 50.7%.
o Non-compensation expenses were $337.9 million, up 17.4% from $287.8 million. The rise was attributable in large part to an increase in expenses related to the Capital Accumulation Plan, which were $45.7 million for the current quarter versus $26.3 million a year ago. Other non-compensation expenses, including market development, technology costs and employment agency fees, were up related to the expansion of business.

         As of August 25, 2000 total capital, including stockholders' equity and long-term borrowings, was $24.7 billion. Book value as of August 25, 2000 was $29.58 per share, based on 159,098,866 shares outstanding.

Quarterly Cash Dividends Declared

         The Board of Directors declared a regular quarterly cash dividend of 15 cents per share on the outstanding shares of the company's common stock, payable October 31, 2000 to stockholders of record on October 17, 2000. The board also declared a quarterly cash dividend of 68.75 cents per share on the outstanding shares of Adjustable Rate Cumulative Preferred Stock, Series A, payable October 15, 2000 to stockholders of record on September 29, 2000. In addition, other regular dividends declared by the Board of Directors include: (i) a cash dividend of $3.075 per share on the outstanding shares of 6.15% Cumulative Preferred Stock, Series E, which is equivalent to 76.875 cents per related depositary share; (ii) a cash dividend of $2.86 per share on the outstanding shares of 5.72% Cumulative Preferred Stock, Series F, which is equivalent to
71.50 cents per related depositary share; and (iii) a cash dividend of $2.745 per share on the outstanding shares of 5.49% Cumulative Preferred Stock, Series G, which is equivalent to 68.625 cents per related depositary share, all payable October 15, 2000 to stockholders of record on September 29, 2000.

         Founded in 1923, The Bear Stearns Companies Inc. is the parent company of Bear, Stearns & Co. Inc., a leading investment banking and securities trading and brokerage firm serving governments, corporations, institutions and individuals worldwide. The company's business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales, trading and research, private client services, derivatives, foreign exchange and futures sales and trading, asset management and custody services. Through Bear, Stearns Securities Corp., it offers global clearing services to broker dealers, prime broker clients and other professional traders, including securities lending. Headquartered in New York City, the company has more than 10,800 employees located in domestic offices in Atlanta, Boston, Chicago, Dallas, Los Angeles, San Francisco and San Juan; and an international presence in Beijing, Buenos Aires, Dublin, Hong Kong, London, Lugano, Sao Paulo, Seoul, Shanghai, Singapore and Tokyo. For additional information about Bear Stearns, please visit our Web site at http://www.bearstearns.com.

                                       ***
                            Financial Tables Attached

For a discussion of the risks and uncertainties that may affect the company's future results, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Management" in the company's 1999 Annual Report to Stockholders and its Form 10-K and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures about Market Risk" in the company's quarterly reports on Form 10-Q, which have been filed with the Securities and Exchange Commission.


                                             THE BEAR STEARNS COMPANIES INC.
                                            CONSOLIDATED STATEMENTS OF INCOME
                                                      (UNAUDITED)

                                                          Three-Months Ended                  Nine-Months Ended
                                                   --------------------------------    --------------------------------
                                                     August 25,        August 27,        August 25,        August 27,
                                                        2000              1999              2000              1999
                                                   --------------    --------------    --------------    --------------
                                                                   (In thousands, except share data)
Revenues
    Commissions                                        $ 262,042         $ 238,665         $ 894,143        $  757,329
    Principal transactions                               528,202           496,549         1,689,737         1,778,636
    Investment banking                                   236,897           266,031           780,945           746,464
    Interest and dividends                             1,353,628         1,011,518         4,138,265         2,894,846
    Other income                                          35,236            29,255           104,632            74,246
                                                   --------------    --------------    --------------    --------------
       Total Revenues                                  2,416,005         2,042,018         7,607,722         6,251,521
    Interest expense                                   1,144,527           846,429         3,508,872         2,416,272
                                                   --------------    --------------    --------------    --------------
       Revenues, net of interest expense               1,271,478         1,195,589         4,098,850         3,835,249
                                                   --------------    --------------    --------------    --------------

Non-interest expenses
    Employee compensation and benefits                   663,999           602,200         2,087,182         1,905,947
    Floor brokerage, exchange and clearance fees          35,820            37,019           111,690           111,870
    Communications                                        39,931            37,237           125,047           110,904
    Depreciation and amortization                         37,472            36,213           112,978           103,455
    Occupancy                                             26,909            26,804            79,441            83,009
    Advertising and market development                    32,531            23,814            91,779            72,148
    Data processing and equipment                         22,843            19,503            71,284            54,810
    Other expenses                                       142,390           107,237           530,244           395,030
                                                    --------------    --------------    --------------    --------------
       Total non-interest expenses                     1,001,895           890,027         3,209,645         2,837,173
                                                    --------------    --------------    --------------    --------------

    Income before provision for income taxes             269,583           305,562           889,205           998,076
    Provision for income taxes                            88,147           113,277           311,211           377,025
                                                    --------------    --------------    --------------    --------------

    Net income                                         $ 181,436         $ 192,285         $ 577,994 (3)     $ 621,051
                                                    ==============    ==============    ==============    ==============

    Net income applicable to common shares             $ 171,658         $ 182,507         $ 548,659         $ 591,716
                                                    ==============    ==============    ==============    ==============

    Adjusted net income used for earnings per share(1) $ 197,567         $ 197,361         $ 611,929         $ 663,162
                                                    ==============    ==============    ==============    ==============

    Basic earnings per share (2)                          $ 1.33            $ 1.19            $ 4.00            $ 4.02
                                                    ==============    ==============    ==============    ==============
    Diluted earnings per share (2)                        $ 1.32            $ 1.19            $ 4.00            $ 4.02
                                                    ==============    ==============    ==============    ==============

    Weighted average common and common
      equivalent shares outstanding (2):
            Basic                                    148,816,237       165,365,835       152,967,377       164,796,954
                                                   ==============    ==============    ==============    ==============
            Diluted                                  149,242,192       165,365,835       153,169,316       164,796,954
                                                   ==============    ==============    ==============    ==============
    Cash dividends declared
      per common share (2)                                $ 0.15            $ 0.14            $ 0.40            $ 0.43
                                                   ==============    ==============    ==============    ==============

(1) Represents net income reduced for preferred stock dividends and increased for costs related to the Capital Accumulation Plan (the "Plan"). For earnings per share, the costs related to the Plan are added back as the shares related to such Plan are included in weighted average common and common equivalent shares outstanding.
(2) Reflects all stock dividends declared through October 29, 1999.
(3) These results include an after-tax charge of $96.0 million, or 63 cents per share, attributable to increased litigation reserves following the jury verdict in the Henryk de Kwiatkowski case.




                         THE BEAR STEARNS COMPANIES INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                              Three-Months Ended
                                                      ----------------------------------
                                                         August 25,         May 26,
                                                          2000               2000
                                                      ---------------    ---------------
                                                      (In thousands, except share data)
Revenues
    Commissions                                          $  262,042         $  321,690
    Principal transactions                                  528,202            513,944
    Investment banking                                      236,897            235,829
    Interest and dividends                                1,353,628          1,414,878
    Other income                                             35,236             17,351
                                                       ---------------    ---------------
       Total Revenues                                     2,416,005          2,503,692
    Interest expense                                      1,144,527          1,182,386
                                                       ---------------    ---------------
       Revenues, net of interest expense                  1,271,478          1,321,306
                                                       ---------------    ---------------

Non-interest expenses
    Employee compensation and benefits                      663,999            704,528
    Floor brokerage, exchange and clearance fees             35,820             39,236
    Communications                                           39,931             43,000
    Depreciation and amortization                            37,472             37,572
    Occupancy                                                26,909             27,547
    Advertising and market development                       32,531             31,874
    Data processing and equipment                            22,843             22,631
    Other expenses                                          142,390            249,099
                                                       ---------------    ---------------
       Total non-interest expenses                        1,001,895          1,155,487
                                                       ---------------    ---------------

    Income before provision for income taxes                269,583            165,819
    Provision for income taxes                               88,147             47,442
                                                       ---------------    ---------------

    Net income                                            $ 181,436          $ 118,377 (2)
                                                       ===============    ===============

    Net income applicable to common shares                $ 171,658          $ 108,599
                                                       ===============    ===============

    Adjusted net income used for earnings per share(1)    $ 197,567          $ 117,084
                                                       ===============    ===============

    Basic earnings per share                                 $ 1.33             $ 0.77
                                                       ===============    ===============
    Diluted earnings per share                               $ 1.32             $ 0.77
                                                       ===============    ===============

    Weighted average common and common
      equivalent shares outstanding:
            Basic                                       148,816,237        152,446,615
                                                       ===============    ===============
            Diluted                                     149,242,192        152,624,273
                                                       ===============    ===============
    Cash dividends declared
      per common share                                       $ 0.15             $ 0.10 (3)
                                                       ===============    ===============


(1) Represents net income reduced for preferred stock dividends and increased for costs related to the Capital Accumulation Plan (the "Plan"). For earnings per share, the costs related to the Plan are added back as the shares related to such Plan are included in weighted average common and common equivalent shares outstanding.
(2) These results include an after-tax charge of $96.0 million, or 63 cents per share, attributable to increased litigation reserves following the jury verdict in the Henryk de Kwiatkowski case.
(3) This cash dividend relates to the two-month period ended February 25, 2000 and was declared to coincide with the company's new quarterly periods resulting from the company's change in fiscal year-end.




                                             THE BEAR STEARNS COMPANIES INC
                                                    SEGMENT DATA
                                                    (UNAUDITED)

                                             Three-Months Ended                                 Nine-Months Ended
                                -------------------------------------------        -----------------------------------------------
NET REVENUES                      August 25,       August 27,     Increase/         August 25,        August 27,       Increase/
                                     2000            1999         (Decrease)          2000               1999         (Decrease)
                                 -----------     -------------    ----------       -----------     -------------   ---------------
                                       (In thousands)                                     (In thousands)

Capital Markets                    $ 682,862        $ 685,083            -        $2,135,096         $2,267,246            (6%)
Execution Services                   366,710          337,514            9%        1,202,550            982,875            22%
Wealth Management                    157,316          139,840           12%          542,285            448,882            21%
Other (a)                             64,590           33,152           95%          218,919            136,246            61%
                                -------------    -------------    ----------    -------------     -------------     --------------
        Total Net Revenues        $1,271,478       $1,195,589            6%       $4,098,850         $3,835,249             7%
                                =============    =============    ==========    =============     =============     ==============



                                             Three-Months Ended                                  Nine-Months Ended
                                -------------------------------------------        -----------------------------------------------

PRE-TAX INCOME                     August 25,       August 27,     Increase/         August 25,       August 27,       Increase/
                                     2000            1999         (Decrease)          2000              1999         (Decrease)
                                 -----------     -------------    ----------       -----------     -------------   ---------------
                                       (In thousands)                                     (In thousands)

Capital Markets                    $ 141,868       $ 225,399          (37%)       $ 547,555         $ 838,154              (35%)
Execution Services                   138,693         123,898           12%          462,285           363,488               27%
Wealth Management                     22,556          14,073           60%           91,539            77,685               18%
Other (a)                            (33,534)        (57,808)          42%         (212,174)         (281,251)              25%
                                -------------   -------------    ----------    -------------     -------------     -------------

        Total Pre-Tax Income       $ 269,583       $ 305,562          (12%)       $ 889,205         $ 998,076              (11%)
                                =============   =============    ==========    =============     =============     =============



(a)  Other  is  comprised  of  consolidation/elimination   entries,  unallocated
revenues (predominantly interest),  corporate administrative functions,  certain legal costs (including the accrual related to the Henryk de Kwiatkowski  verdict for the  nine-months  ended  August  2000),  and costs  related  to the  Capital
Accumulation Plan.





                                    THE BEAR STEARNS COMPANIES INC.
                                    SELECTED FINANCIAL INFORMATION
                                            (UNAUDITED)
                             (In thousands, except share and employee data)

                                                                                    Nine-Months Ended

                                                                             ---------------------------------
                                                                               August 25,       August 27,
                                                                                  2000             1999
                                                                             ---------------------------------
Income Statement
Revenues, net of interest expense                                               $ 4,098,850       $ 3,835,249
Net income                                                                        $ 577,994         $ 621,051
Net income applicable to common shares                                            $ 548,659         $ 591,716
Adjusted net income used for earnings per share                                   $ 611,929         $ 663,162
Earnings per common share (1):
     Basic                                                                           $ 4.00            $ 4.02
     Diluted                                                                         $ 4.00            $ 4.02

Financial Ratios
Return on average common equity (annualized)                                          19.3%             22.5%
Pre-tax profit margin (2)                                                             21.7%             26.0%
After-tax profit margin (3)                                                           14.1%             16.2%
Compensation & Benefits/Revenues, net of interest expense                             50.9%             49.7%

Balance Sheet
Stockholders' equity, at period end                                             $ 4,911,600       $ 4,915,660
Total stockholders' equity and trust issued preferred securities, at period end $ 5,411,600       $ 5,415,660
Total capital, at period end                                                   $ 24,660,783      $ 21,386,058
Book value per common share, at period end (1)                                      $ 29.58           $ 25.90

Other Data
Employees, at period end                                                             10,807             9,954
Assets under management, at period end                                         $ 16,400,000      $ 11,900,000
Common shares and common share equivalents outstanding, at period end (1)       159,098,866       167,273,344
Weighted average common and common equivalent shares outstanding (1):
     Basic                                                                      152,967,377       164,796,954
     Diluted                                                                    153,169,316       164,796,954

(1) Reflects all stock dividends declared through October 29, 1999.
(2) Represents the ratio of income before provision for income taxes to revenues, net of interest expense.
(3) Represents the ratio of net income to revenues, net of interest expense.





                                          THE BEAR STEARNS COMPANIES INC.
                                         SELECTED FINANCIAL INFORMATION
                                                   (UNAUDITED)
                                  (In thousands, except share and employee data)



                                                                                             Quarters Ended
                                                                   --------------------------------------------------------------
                                                                          August 25,        May 26,     February 25,   August 27,
                                                                            2000             2000          2000           1999
                                                                   --------------------------------------------------------------
Income Statement
Revenues, net of interest expense                                        $ 1,271,478      $ 1,321,306    $ 1,506,066   $ 1,195,589
Net income                                                                 $ 181,436        $ 118,377      $ 278,181     $ 192,285
Net income applicable to common shares                                     $ 171,658        $ 108,599      $ 268,403     $ 182,507
Adjusted net income used for earnings per share                            $ 197,567        $ 117,084      $ 297,278     $ 197,361
Earnings per common share (1):
     Basic                                                                    $ 1.33           $ 0.77         $ 1.89        $ 1.19
     Diluted                                                                  $ 1.32           $ 0.77         $ 1.89        $ 1.19

Financial Ratios
Return on average common equity (annualized)                                   18.8%            11.0%          27.9%         18.9%
Pre-tax profit margin (2)                                                      21.2%            12.5%          30.1%         25.6%
After-tax profit margin (3)                                                    14.3%             9.0%          18.5%         16.1%
Compensation & Benefits/Revenues, net of interest expense                      52.2%            53.3%          47.7%         50.4%

Balance Sheet
Stockholders' equity, at period end                                      $ 4,911,600      $ 4,865,282    $ 4,937,291    $ 4,915,660
Total stockholders' equity and trust issued preferred securities,
 at period end                                                           $ 5,411,600      $ 5,365,282    $ 5,437,291    $ 5,415,660
Total capital, at period end                                            $ 24,660,783     $ 24,614,465   $ 23,185,770   $ 21,386,058
Book value per common share, at period end (1)                               $ 29.58          $ 28.74        $ 28.21        $ 25.90

Other Data
Employees, at period end                                                      10,807           10,373         10,210          9,954
Assets under management, at period end                                  $ 16,400,000     $ 14,600,000   $ 13,700,000   $ 11,900,000
Common shares and common share equivalents outstanding, at period end(1) 159,098,866      160,568,727    162,607,443    167,273,344
Weighted average common and common equivalent shares outstanding(1):
     Basic                                                               148,816,237      152,446,615    157,641,253    165,365,835
     Diluted                                                             149,242,192      152,624,273    157,685,693    165,365,835

(1) Reflects all stock dividends declared through October 29, 1999.
(2) Represents the ratio of income before provision for income taxes to revenues, net of interest expense.
(3) Represents the ratio of net income to revenues, net of interest expense.

